a..

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022
Karat Packaging Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40336	83-2237832
(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification No.)
6185 Kimball Avenue, Chino, CA 91708
(Address of principal executive offices) (Zip Code)
(626) 965-8882
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

.

a..

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the 2022 Annual Meeting of Stockholders of Karat Packaging Inc. (the “Company”) held on June 23, 2022 (the “Annual Meeting”). Each stockholder of common stock was entitled to one vote per share on each of the five director nominees and on each other matter properly presented at the Annual Meeting.

Proposal 1 – Election of five directors, each serving for a term expiring at the next annual meeting or until their successors are duly elected and qualified.

Nominee	Votes For	Abstain	Broker Non-Votes
Alan Yu	10,936,100	62,425	453,996
Joanne Wang	10,853,140	145,385	453,996
Eric Chen	10,952,254	46,271	453,996
Paul Y. Chen	10,952,289	46,236	453,996
Eve Yen	10,952,386	46,139	453,996

Proposal 2 – Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstain	Broker Non-Votes
11,442,350	10,156	15	N/A

Proposal 3 – Advisory approval of the Company's executive compensation ("Say on Pay").

Votes For	Votes Against	Abstain	Broker Non-Votes
10,974,178	20,045	4,302	453,996

Proposal 4 – Advisory approval of the frequency of the future of Say on Pay votes.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
10,953,881	4,597	38,724	1,323	453,996

The Company has considered the outcome of this advisory vote and has determined, as was recommended by the Company's Board of Directors in the Proxy Statement, that the Company will hold an advisory vote every year on the Company's executive compensation until the next required frequency vote.

.

a..
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2022	KARAT PACKAGING INC.

	By:	/s/ Jian Guo
Jian Guo
Chief Financial Officer
.